Exhibit (h)(10)

June 25, 2020

To the Trustees of the John Hancock Group of Funds

200 Berkeley Street

Boston, MA 02116

Re:     Agreement to Waive Advisory Fees and Reimburse Expenses

John Hancock Variable Trust Advisers LLC (formerly John Hancock Investment Management Services, LLC) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (collectively, the “Advisers”), each an investment adviser to the investment companies listed in Appendix A (collectively, the “John Hancock Funds”), hereby notify you as follows:

1. Each Adviser agrees to waive its management fee for a John Hancock Fund portfolio, as applicable, or otherwise reimburse the expenses of that portfolio as set forth below (the “Reimbursement”).

2. The Reimbursement shall apply to all John Hancock Fund portfolios in existence on the date of this Agreement, except those noted below, and to all future John Hancock Fund portfolios to which an Adviser agrees this Agreement should apply (the “Participating Portfolios”).

The Reimbursement shall not apply to the following John Hancock Variable Insurance Trust portfolios:

Each Managed Volatility Portfolio

Each Lifecycle Trust

Each Lifestyle Portfolio

The reimbursement shall not apply to the following John Hancock Funds II portfolios:

Each Multi-Index Preservation Portfolio

Each Multimanager Lifestyle Portfolio

Each Multi-Index Lifestyle Portfolio

Each Multimanager Lifetime Portfolio

Each Multi-Index Lifetime Portfolio

Alternative Asset Allocation Fund

Retirement Income 2040 Fund

The Reimbursement shall not apply to John Hancock Collateral Trust.

The Reimbursement shall not apply to the following John Hancock Strategic Series portfolios:

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

3. The Reimbursement shall equal on an annualized basis:

0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than or equal to $125 billion;

0.0125% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $125 billion but is less than or equal to $150 billion;

0.0150% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $150 billion but is less than or equal to $175 billion;

0.0175% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $175 billion but is less than or equal to $200 billion;

0.02% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $200 billion but is less than or equal to $225 billion; and

0.0225% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $225 billion.

The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio.

4. The Reimbursement with respect to each Participating Portfolio expires on July 31, 2022 unless renewed by mutual agreement of the John Hancock Funds and the Advisers based upon a determination that this is appropriate under the circumstances at the time.

5. This Agreement is effective as of June 25, 2020 and supersedes the prior Letter Agreement from the Adviser to the Trustees relating to the same subject matter.

Very truly yours, John Hancock Variable Trust Advisers LLC
By:	/s/ Jay Aronowitz
Jay Aronowitz

John Hancock Investment Management LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

ACCEPTED BY:

John Hancock Bond Trust
John Hancock California Tax-Free Income Fund John Hancock Capital Series	John Hancock Investors Trust John Hancock Municipal Securities Trust
John Hancock Current Interest	John Hancock Preferred Income Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund II
John Hancock Financial Opportunities Fund John Hancock Funds II	John Hancock Preferred Income Fund III John Hancock Premium Dividend Fund
John Hancock Funds III John Hancock Hedged Equity & Income Fund	John Hancock Sovereign Bond Fund John Hancock Strategic Series
John Hancock Income Securities Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Investment Trust	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Investment Trust II	John Hancock Variable Insurance Trust

On behalf of each of its series identified as a Participating Portfolio
By:	/s/ Andrew G. Arnott
Andrew G. Arnott

Appendix A

John Hancock Bond Trust
John Hancock California Tax-Free Income Fund John Hancock Capital Series	John Hancock Investors Trust John Hancock Municipal Securities Trust
John Hancock Current Interest	John Hancock Preferred Income Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund II
John Hancock Financial Opportunities Fund John Hancock Funds II	John Hancock Preferred Income Fund III John Hancock Premium Dividend Fund
John Hancock Funds III John Hancock Hedged Equity & Income Fund	John Hancock Sovereign Bond Fund John Hancock Strategic Series
John Hancock Income Securities Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Investment Trust	John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Investment Trust II	John Hancock Variable Insurance Trust

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